Exhibit 10.2

CHIASMA, INC.

2008 STOCK INCENTIVE PLAN

1. Purpose

The purpose of this 2008 Stock Incentive Plan (the “Plan”) of Chiasma, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest as determined by the Board of Directors of the Company (the “Board”).

2. Eligibility

All of the Company’s employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock, restricted stock units (“RSUs”) and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant”.

3. Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4. Stock Available for Awards

(a) Number of Shares. Subject to adjustment under Section 8, Awards may be made under the Plan for up to 500,000 shares (after giving effect to the 1,000-into-l reverse stock split approved by the Board in May 2008) of common stock, $0.01 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been frilly exercised, is. forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right), or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Further, shares of Common Stock tendered to the Company by a Participant to exercise an Award shall be added to the number of shares of Common Stock available for the grant of Awards under the Plan. However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code, Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

5. Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. Unless otherwise determined by the Board, an Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Chiasma, Inc., any of Chiasma, it’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board, including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option and specify the exercise price in the applicable option agreement. The exercise price shall be not less than 100% of the Fair Market Value (as defined below) on the date the Option is granted.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

(e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) when the Common Stock is registered under the Exchange Act, except as may otherwise be provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) when the Common Stock is registered under the Exchange Act and to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by the Board, in its sole discretion, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

6. Restricted Stock: Restricted Stock Units

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive .shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions for All Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Board. Unless otherwise provided, by the Board, if any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

(2) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant m the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

7. Other Stock-Based Awards

Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property,

may be granted hereunder to Participants (“Other Stock-Based Awards”), including without limitation stock appreciation rights (“SARs”) and Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

8. Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of securities and exercise price per share of each outstanding Option, (iii) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award, and (iv) the terms of each other outstanding Award shall he equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (ii) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (iii) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards. In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to the excess, if any, of (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Awards (to the extent the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price of all such outstanding Awards and any applicable tax withholdings, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 8(b), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

9. General Provisions Applicable to Awards

(a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award.

(1) The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 8 hereof.

(2) The Board may, without stockholder approval, amend any outstanding Award granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Award. The Board may also, without stockholder approval, cancel any outstanding award (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled award.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10. Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan: except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the expiration of 10 years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided that if at any tune the approval of the Company’s stockholders is required as to any modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 10(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment does not materially and adversely affect the rights of Participants under the Plan.

(e) Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans or procedures under the Plan for purposes of satisfying applicable blue sky. securities or tax laws of various jurisdictions or to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters. The Board shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Compliance with Code Section 409A. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Board.

(g) Currency Exchange Rates. Except as otherwise determined by the Board, all monetary values with respect to Awards, including without limitation the Fair Market Value, the exercise price and issue price, shall be stated in United States Dollars. In the event that any such amount is in fact to be paid in any other currency, the exchange rate shall be the last known representative rate of the United States Dollar to such other currency on the date of payment.

(h) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

CHIASMA, INC.

Incentive Stock Option Agreement

Granted Under 2008 Stock Incentive Plan

1.	Grant of Option.

This agreement evidences the grant by Chiasma, Inc., a Delaware corporation (the “Company”), on             , 20[    ] (the “Grant Date”) to [            ], an employee of the Company (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2008 Stock Incentive Plan (the “Plan”), a total of [                ] shares (the “Shares”) of common stock, $0.01 par value per share, of the Company (“Common Stock”) at $[            ] per Share. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on [                ] (the “Final Exercise Date”).

It is intended that the option evidenced by this agreement shall be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.	Vesting Schedule.

This option will become exercisable (“vest”) as to [25]% of the original number of Shares on the first anniversary of the Grant Date and as to an additional [2.0833]% of the original number of Shares at the end of each successive [month] following the first anniversary of the Grant Date until the [fourth] anniversary of the Grant Date.

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

3.	Exercise of Option.

(a) Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

(b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee or officer of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an “Eligible Participant”).

(c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.

(d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

(e) Termination for Cause. If, prior to the Final Exercise Date, the Participant’s employment is terminated by the Company for Cause (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such termination of employment. If, prior to the Final Exercise Date, the Participant is given notice by the Company of the termination of his or her employment by the Company for Cause, and the effective date of such employment termination is subsequent to the date of delivery of such notice, the right to exercise this option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s employment shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination of employment (in which case the right to exercise this option shall, pursuant to the preceding sentence, terminate upon the effective date of such termination of employment). If the Participant is party to an employment or severance agreement with the Company that contains a definition of “Cause” for termination of employment, “Cause” shall have the meaning ascribed to such term in such agreement. Otherwise, “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for Cause if the Company determines, within 30 days after the Participant’s resignation, that discharge for cause was warranted.

4.	Company Right of First Refusal.

(a) Notice of Proposed Transfer. If the Participant proposes to sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively, “transfer”) any Shares acquired upon exercise of this option, then the Participant shall first give

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written notice of the proposed transfer (the “Transfer Notice”), to the Company. The Transfer Notice shall name the proposed transferee and state the number of such Shares the Participant proposes to transfer (the “Offered Shares”), the price per share and all other material terms and conditions of the transfer.

(b) Company Right to Purchase. For 30 days following its receipt of such Transfer Notice, the Company shall have the option to purchase all or part of the Offered Shares at the price and upon the terms set forth in the Transfer Notice. In the event the Company elects to purchase all or part of the Offered Shares, it shall give written notice of such election to the Participant within such 30-day period. Within 10 days after his or her receipt of such notice, the Participant shall tender to the Company at its principal offices the certificate or certificates representing the Offered Shares to be purchased by the Company, duly endorsed in blank by the Participant or with duly endorsed stock powers attached thereto, all in a form suitable for transfer of the Offered Shares to the Company. Promptly following receipt of such certificate or certificates, the Company shall deliver or mail to the Participant a check in payment of the purchase price for such Offered Shares; provided that if the terms of payment set forth in the Transfer Notice were other than cash against delivery, the Company may pay for the Offered Shares on the same terms and conditions as were set forth in the Transfer Notice; and provided further that any delay in making such payment shall not invalidate the Company’s exercise of its option to purchase the Offered Shares.

(c) Shares Not Purchased By Company. If the Company does not elect to acquire all of the Offered Shares, the Participant may, within the 30-day period following the expiration of the option granted to the Company under subsection (b) above, transfer the Offered Shares which the Company has not elected to acquire to the proposed transferee, provided that such transfer shall not be on terms and conditions more favorable to the transferee than those contained in the Transfer Notice. Notwithstanding any of the above, all Offered Shares transferred pursuant to this Section 4 shall remain subject to the right of first refusal set forth in this. Section 4 and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Section 4.

(d) Consequences of Non-Delivery. After the time at which the Offered Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Participant on account of such Offered Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Offered Shares, but shall, insofar as permitted by law, treat the Company as the owner of such Offered Shares.

(e) Exempt Transactions. The following transactions shall be exempt from the provisions of this Section 4:

(1) any transfer of Shares to or for the benefit of any spouse, child or grandchild of the Participant, or to a trust for their benefit;

(2) any transfer pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”); and

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(3) the sale of all or substantially all of the outstanding shares of capital stock of the Company (including pursuant to a merger or consolidation);

provided, however, that in the case of a transfer pursuant to clause (1) above, such Shares shall remain subject to the right of first refusal set forth in this Section 4 and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Section 4.

(f) Assignment of Company Right. The Company may assign its rights to purchase Offered Shares in any particular transaction under this Section 4 to one or more persons or entities.

(g) Termination. The provisions of this Section 4 shall terminate upon the earlier of the following events:

(1) the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act; or

(2) the sale of all or substantially all of the outstanding shares of capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise (other than a merger or consolidation in which all or substantially all of the individuals and entities who were beneficial owners of the Company’s voting securities immediately prior to such transaction beneficially own, directly or indirectly, more than 75% (determined on an as-converted basis) of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction).

(h) No Obligation to Recognize Invalid Transfer. The Company shall not be required (1) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Section 4, or (2) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

(i) Legends. The certificate representing Shares shall bear a legend substantially in the following form (in addition to, or in combination with, any legend required by applicable federal and state securities laws and agreements relating to the transfer of the Company securities):

“The shares represented by this certificate are subject to a right of first refusal in favor of the Company, as provided in a certain stock option agreement with the Company.”

5.	Agreement in Connection with Initial Public Offering.

The Participant agrees, in connection with the initial underwritten public offering of the Common Stock pursuant to a registration statement under the Securities Act, (i) not to (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase,

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or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities of the Company or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Common Stock or other securities of the Company, whether any transaction described in clause (a) or (b) is to be settled by delivery of securities, in cash or otherwise, during the period beginning on the date of the filing of such registration statement with the Securities and Exchange Commission and ending 180 days after the date of the final prospectus relating to the offering (plus up to an additional 34 days to the extent requested by the managing underwriters for such offering in order to address Rule 2711(f) of the National Association of Securities Dealers, Inc. or any similar successor provision), and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering. The Company may impose stop-transfer instructions with respect to the shares of Common Stock or other securities subject to the foregoing restriction until the end of the “lock-up” period.

6.	Tax Matters.

(a) Withholding. No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

(b) Disqualifying Disposition. If the Participant disposes of Shares acquired upon exercise of this option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this option, the Participant shall notify the Company in writing of such disposition.

7.	Nontransferability of Option.

This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

8.	Provisions of the Plan.

This option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this option.

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IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

CHIASMA, INC.

By:

Name:

Title:

6

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s 2008 Stock Incentive Plan.

PARTICIPANT:

Address:

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CHIASMA, INC.

Nonstatutory Stock Option Agreement

Granted Under 2008 Stock Incentive Plan

1.	Grant of Option.

This agreement evidences the grant by Chiasma, Inc., a Delaware corporation (the “Company”), on             , 200[ ] (the “Grant Date”) to [            ] an [employee], [consultant], [director] of the Company (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2008 Stock Incentive Plan (the “Plan”), a total of [            ] shares (the “Shares”) of common stock, $0.01 par value per share, of the Company (“Common Stock”) at $[            ] per Share. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on [            ] (the “Final Exercise Date”).

It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.	Vesting Schedule.

This option will become exercisable (“vest”) as to [25]% of the original number of Shares on the first anniversary of the Grant Date and as to an additional [2.0833]% of the original number of Shares at the end of each successive [month] following the first anniversary of the Grant Date until the [fourth] anniversary of the Grant Date.

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

3.	Exercise of Option.

(a) Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

(b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee or officer of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive option grants under the Plan (an “Eligible Participant”).

(c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.

(d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

(e) Termination for Cause. If, prior to the Final Exercise Date, the Participant’s employment or other relationship with the Company is terminated by the Company for Cause (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such termination of employment or other relationship. If, prior to the Final Exercise Date, the Participant is given notice by the Company of the termination of his or her employment or other relationship by the Company for Cause, and the effective date of such employment or other termination is subsequent to the date of the delivery of such notice, the right to exercise this option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s employment or other relationship shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination of employment or other relationship (in which case the right to exercise this option shall, pursuant to the preceding sentence, terminate immediately upon the effective date of such termination of employment or other relationship). If the Participant is party to an employment, consulting or severance agreement with the Company that contains a definition of “cause” for termination of employment or other relationship, “Cause” shall have the meaning ascribed to such term in such agreement. Otherwise, “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for cause was warranted.

4.	Company Right of First Refusal

(a) Notice of Proposed Transfer. If the Participant proposes to sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively, “transfer”) any Shares acquired upon exercise of this option, then the Participant shall first give written notice of the proposed transfer (the “Transfer Notice”) to the Company. The Transfer Notice shall name the proposed transferee and state the number of such Shares the Participant proposes to transfer (the “Offered Shares”), the price per share and all other material terms and conditions of the transfer.

(b) Company Right to Purchase. For 30 days following its receipt of such Transfer Notice, the Company shall have the option to purchase all or part of the Offered Shares at the price and upon the terms set forth in the Transfer Notice. In the event the Company elects to purchase all or part of the Offered Shares, it shall give written notice of such election to the Participant within such 30-day period. Within 10 days after his or her receipt of such notice, the Participant shall tender to the Company at its principal offices the certificate or certificates representing the Offered Shares to be purchased by the Company, duly endorsed in blank by the Participant or with duly endorsed stock powers attached thereto, all in a form suitable for transfer of the Offered Shares to the Company. Promptly following receipt of such certificate or certificates, the Company shall deliver or mail to the Participant a check in payment of the purchase price for such Offered Shares; provided that if the terms of payment set forth in the Transfer Notice were other than cash against delivery, the Company may pay for the Offered Shares on the same terms and conditions as were set forth in the Transfer Notice; and provided further that any delay in making such payment shall not invalidate the Company’s exercise of its option to purchase the Offered Shares.

(c) Shares Not Purchased By Company. If the Company does not elect to acquire all of the Offered Shares, the Participant may, within the 30-day period following the expiration of the option granted to the Company under subsection (b) above, transfer the Offered Shares which the Company has not elected to acquire to the proposed transferee, provided that such transfer shall not be on terms and conditions more favorable to the transferee than those contained in the Transfer Notice. Notwithstanding any of the above, all Offered Shares transferred pursuant to this Section 4 shall remain subject to the right of first refusal set forth in this Section 4 and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Section 4.

(d) Consequences of Non-Delivery. After the time at which the Offered Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Participant on account of such Offered Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Offered Shares, but shall, insofar as permitted by law, treat the Company as the owner of such Offered Shares.

(e) Exempt Transactions. The following transactions shall be exempt from the provisions of this Section 4:

(1) any transfer of Shares to or for the benefit of any spouse, child or grandchild of the Participant, or to a trust for their benefit;

(2) any transfer pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”); and

(3) the sale of all or substantially all of the outstanding shares of capital stock of the Company (including pursuant to a merger or consolidation);

provided, however, that in the case of a transfer pursuant to clause (1) above, such Shares shall remain subject to the right of first refusal set forth in this Section 4 and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Section 4.

(f) Assignment of Company Right. The Company may assign its rights to purchase Offered Shares in any particular transaction under this Section 4 to one or more persons or entities.

(g) Termination. The provisions of this Section 4 shall terminate upon the earlier of the following events:

(1) the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act; or

(2) the sale of all or substantially all of the outstanding shares of capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise (other than a merger or consolidation in which all or substantially all of the individuals and entities who were beneficial owners of the Company’s voting securities immediately prior to such transaction beneficially own, directly or indirectly, more than 75% (determined on an as-converted basis) of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction).

(h) No Obligation to Recognize Invalid Transfer. The Company shall not be required (1) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Section 4, or (2) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

(i) Legends. The certificate representing Shares shall bear a legend substantially in the following form (in addition to, or in combination with, any legend required by applicable federal and state securities laws and agreements relating to the transfer of the Company securities):

“The shares represented by this certificate are subject to a right of first refusal in favor of the Company, as provided in a certain stock option agreement with the Company.”

5.	Agreement in Connection with Initial Public Offering

The Participant agrees, in connection with the initial underwritten public offering of the Common Stock pursuant to a registration statement under the Securities Act, (i) not to (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities of the Company or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Common Stock or other securities of the Company, whether any transaction described in clause (a) or (b) is to be settled by delivery of securities, in cash or otherwise, during the period beginning on the date of the filing of such registration statement with the Securities and Exchange Commission and ending 180 days after the date of the final prospectus relating to the offering (plus up to an additional 34 days to the extent requested by the managing underwriters for such offering in order to address Rule 2711(f) of the National Association of Securities Dealers, Inc. or any similar successor provision), and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering. The Company may impose stop-transfer instructions with respect to the shares of Common Stock or other securities subject to the foregoing restriction until the end of the “lock-up” period.

6.	Withholding.

No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

7.	Nontransferability of Option.

This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

8.	Provisions of the Plan.

This option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this option.

IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

CHIASMA, INC.

By:
Name:
Title:

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s 2008 Stock Incentive Plan.

PARTICIPANT:

Address:

CHIASMA, INC.

2008 STOCK INCENTIVE PLAN

SUB-PLAN FOR PARTICIPANTS IN ISRAEL

This Sub-Plan (the “Sub-Plan”) is a supplement to the 2008 Stock Incentive Plan (the “Plan”) for purposes of all Awards granted under the Plan to Participants who are subject to Israeli taxation. This Sub-Plan shall apply to all Awards that the Board determines shall be governed by the Sub-Plan.

1. Definitions

As used herein, the following terms shall have the meanings set forth below, unless the context clearly indicates to the contrary. All capitalized terms, to the extent not defined herein, shall have the meanings set forth in the Plan.

1.1	“Affiliated Company” — for purposes of eligibility under the Sub-Plan shall mean the Company’s present or future parent or subsidiary corporations, provided however that in the event of any other business venture, such other business venture shall be an “employing company” within the meaning of such term in Section 102 of the Ordinance.

1.2	“Fair Market Value” — solely for the purposes of 102 Trustee Awards, if and to the extent Section 102 prescribes a specific mechanism for determining the Fair Market Value of the Awards, then notwithstanding Section 5(c) of the Plan, the Fair Market Value of 102 Trustee Awards shall be as prescribed in Section 102, if applicable.

1.3	“102 Non-Trustee Award” — an Award granted in accordance with and pursuant to Section 102, not through a Trustee.

1.4	“3(i) Award” — an Award granted pursuant to Section 3(i) of the Ordinance.

1.5	“Ordinance” — the Israeli Income Tax Ordinance [New Version], 1961, and the rules and regulations promulgated thereunder, as are in effect from time to time, and any similar successor rules and regulations.

1.6	“Restricted Period” — as defined in Section 4.3 below.

1.7	“Section 102” — Section 102 of the Ordinance and the rules and regulations promulgated thereunder, as are in effect from time to time, and any similar successor rules and regulations.

1.8	“Trustee” — the trustee designated or replaced by the Company and/or applicable Affiliated Company for the purposes of the Plan and approved by the Israeli tax authorities, pursuant to and in accordance with the provisions of Section 102.

1.9	“102 Trustee Award” — an Award granted through a Trustee in accordance with and pursuant to Section 102,

2. General

2.1	The purpose of this Sub-Plan is to establish certain rules and limitations applicable to Awards granted to Participants, the grant of an Award to whom (or the exercise/issuance thereof by whom) is subject to taxation by the Israeli Income Tax (“Israeli Participants”), in order that such Awards may comply with the requirements of Israeli Law, including, if applicable, Section 102.

2.2	The Plan and this Sub-Plan are complementary to each other and shall be read and deemed as one. In the event of any contradiction, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions of this Sub-Plan shall prevail with respect to Awards granted to Israeli Participants.

2.3	Awards may be granted under this Sub-Plan in one of the following tax tracks, at the Company’s discretion and subject to applicable restrictions or limitations as provided in applicable law, including without limitation any applicable restrictions and limitations in Section 102 regarding the eligibility of Participant to each of the following tax tracks, based on their capacity and relationship towards the Company:

(i)	102 Trustee Awards — in such tax track as determined in accordance with the Election; or

(ii)	102 Non-Trustee Awards; or

(iii)	3(i) Awards.

For avoidance of doubt, the designation of Awards to any of the above tax tracks shall be subject to the terms and conditions set forth in Ordinance.

2.4	Each Participant shall be required to execute, in addition to the Award Agreement, any and all other documents required by the Company or any Affiliated Company, whether before or after the grant of the Awards (including without limitation any customary documents and undertakings towards the Trustee, if applicable, and/or any tax authorities). Notwithstanding anything to the contrary in the Plan or in this Sub-Plan, no Award shall be deemed granted unless all documents required by the Company or any Affiliated Company to be signed by the Participant prior to or upon the grant of such Award, shall have been duly signed and delivered to the Company or such Affiliated Company.

3. Administration

Without derogating from the powers and authorities of the Board detailed in the Plan, the Board shall have the full and final power and, in its discretion, without the need for shareholders’ approval, unless such approval is required to comply with applicable laws, to administer this Sub-Plan and to take all actions related hereto and to such administration, including without limitation the performance, from time to time and at any time, of any and all of the following:

3.1	the determination of the specific tax track (as described in Section 2.3 above) in which the Awards are to be issued.

3.2	the Election;

3.3	the appointment of the Trustee;

3.4	the adoption of forms of Awards Agreements, to be applied with respect to Israeli Participants, incorporating and reflecting, inter alia, relevant provisions regarding the grant of Awards in accordance with this Sub-Plan, and the amendment or modification from time to time of the terms thereof.

4. 102 Trustee Awards

4.1 Grant in the Name of Trustee:

Notwithstanding anything to the contrary in the Plan, 102 Trustee Awards granted hereunder shall be granted to, and if applicable the Common Stock, issued pursuant to the exercise thereof (including bonus shares), issued to, the Trustee, and they shall be registered in the name of the Trustee, who shall hold them in trust until such time as they are released by the transfer or sale thereof by the Trustee, in the case the requirements of Section 102 for 102 Trustee Awards are not met, than the 102 Trustee Awards may be regarded as 102 Non-Trustee Awards, all in accordance with the provisions of Section 102.

Notwithstanding anything to the contrary in the Plan, the Date of Grant of a 102 Trustee Awards shall be the date determined by the Board to be the effective date of the grant of the 102 Trustee Awards to a Participant, or, if the Board has not determined such effective date, the date of the resolution of the Board approving the grant of such Award, which in the case of 102 Trustee Awards shall not be before the lapse of 30 days from the date upon which the Plan is first submitted to the relevant Israeli Tax Authorities.

4.2 Exercise of 102 Trustee Awards:

Unless other procedures shall be determined from time to time by the Board and notified to the Participant, the mechanism of exercising vested 102 Trustee Awards shall be in accordance with the provisions of the Plan, except that any notice of exercise of 102 Trustee Award shall be made in such form and method in compliance with the provisions of Section 102 and shall also be delivered in copy to the authorized representative of the Affiliated Company with which the Participant is employed and/or engaged, if applicable, and to the Trustee.

4.3 Restrictions on Transfer:

(a)	102 Trustee Awards and if applicable the Common Stock issued pursuant to the exercise thereof, and all rights attached thereto (including bonus shares), shall be held by the Trustee for such period of time as required by the provisions of Section 102 applicable to Awards granted through a Trustee in the applicable tax track, as per the Election (the “Restricted Period”).

(b)

Subject to the provisions of Section 102 and any rules or regulation or orders or procedures promulgated thereunder, the Israeli Participant shall provide the Company and the Trustee with a written undertaking and confirmation under which the Israeli Participant confirms that he/she is aware of the provisions of Section 102 and the Elected tax track and agrees to the provisions of the Trust Note between the Company and the Trustee, and undertakes not to release, by sale or transfer, the 102 Trustee Award, and the Common Stock issued pursuant to the exercise of Options and/or Restricted Stock or Restricted Stock Units, and all

rights attached thereto (including bonus shares) prior to the lapse of the Restricted Period. The Israeli Participant shall not be entitled to sell or release from trust the 102 Trustee Award, nor the Common Stock issued pursuant to the exercise thereof, nor any right attached thereto (including bonus shares), nor to request the transfer or sale of any of the same to any third party, before the lapse of the Restricted Period. Notwithstanding the above, if any such sale or transfer occurs during the Restricted Period, the sanctions under Section 102 of the Ordinance and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Israeli Participant.

(c)	Without derogating and subject to the above, and to all other applicable restrictions in the Plan, this Sub-Plan, the applicable Award Agreement and applicable law, the Trustee shall not release, by sale or transfer, the Common Stock issued pursuant to the exercise of the 102 Trustee Awards, and all rights attached thereto (including bonus shares) to the Israeli Participant or to any third party to whom the Israeli Participant wishes to sell them (unless the contemplated transfer is by will or laws of descent) unless and until the Trustee has either (i) withheld payment of all taxes required to be paid upon the sale or transfer thereof, if any, or (ii) received confirmation either that such payment, if any, was remitted to the tax authorities or of another arrangement regarding such payment, which is satisfactory to the Company and the Trustee. For the removal of doubt, it is clarified that the Trustee may release by sale or transfer to a third party only the Common Stock issued pursuant to the exercise of Options and/or Restricted Stock or Restricted Stock Units (and not Awards).

4.4 Rights as Stockholder:

Without derogating from the provisions of the Plan, it is hereby further clarified that with respect to Common Stock issued pursuant to the exercise of 102 Trustee Awards, as long as they are registered in the name of the Trustee, the Trustee shall be the registered owner of such shares of stock.

4.5 Bonus Shares:

All bonus shares to be issued by the Company, if any, with regard to Common Stock issued pursuant to the exercise of 102 Trustee Awards, while held by the Trustee, shall be registered in the name of the Trustee; and all provisions applying to such Common Stock shall apply to bonus shares issued by virtue thereof, if any, mutatis mutandis. Said bonus shares shall be subject to the Restricted Period of the Common Stock by virtue of winch they were issued.

4.6 Voting:

Without derogating from the provisions of Section S below, with respect to Common Stock of 102 Trustee Awards, such Common Stock shall be voted in accordance with the provisions of Section 102.

4.7 Conditions of Issuance:

Without derogating from the provisions of the Plan, and in addition thereto, the arrangements with the tax authorities referred to therein shall, in the event of 102 Trustee Awards also need to be satisfactory to the Trustee.

5. 102 Non-Trustee Awards

5.1	102 Non-Trustee Awards granted hereunder shall be granted to, and the Common Stock issued pursuant to the exercise thereof, issued to, the Israeli Participant.

5.2	Without derogating and subject to the above, and to all other applicable restrictions in the Plan, this Sub-Plan, the applicable Award Agreement and applicable law, the Common Stock issued pursuant to the exercise of the 102 Non-Trustee Awards, and all rights attached thereto (including bonus shares) shall not be transferred unless and until the Company has either (a) withheld payment of all taxes required to be paid upon the sale or transfer thereof, if any, or (b) received confirmation either that such payment, if any, was remitted to the tax authorities or of another arrangement regarding such payment, which is satisfactory to the Company.

5.3	An Israeli Participant to whom 102 Non-Trustee Awards are granted must provide, upon termination of his/her employment, a surety or guarantee to the satisfaction of the Company, to secure payment of all taxes which may become due upon the future transfer of his/her Common Stock to be issued upon the exercise of his/her outstanding 102 Non-Trustee Awards, all in accordance with the provisions of Section 102.

6. 3(i) Awards

6.1	3(i) Awards granted hereunder shall be granted to, and the Common Stock issued pursuant thereto issued to, the Israeli Participant.

6.2	Without derogating and subject to the above, and to all other applicable restrictions in the Plan, this Sub-Plan, the applicable Award Agreement and applicable law, the Common Stock issued pursuant to the exercise of the 3(i) Awards, and all rights attached thereto (including bonus shares) shall not be transferred unless and until the Company has either (a) withheld payment of all taxes required to be paid upon the sale or transfer thereof, if any, or (b) received confirmation either that such payment, if any, was remitted to the tax authorities or of another arrangement regarding such payment, which is satisfactory to the Company.

6.3	The Company may require, as a condition to the grant of the 3(i) Awards, that an Israeli Participant to whom 3(i) Awards are to be granted, provide a surety or guarantee to the satisfaction of the Company, to secure payment of all taxes which may become due upon the future transfer of his/her Common Stock to be issued upon the exercise of his/her outstanding 3(i) Awards.

7. Tax Consequences

Without derogating from and in addition to any provisions of the Plan, any and all tax and/or other mandatory payment consequences arising from the grant or exercise of Options and/or issuance of Restricted Stock or Restricted Stock Units, the payment for or the transfer or sale of Common Stock, or from any other event or act in connection therewith (including without limitation, in the event that the Awards do not qualify under the tax classification/tax track in which they were intended) whether of the Company, any Affiliated Company, the Trustee or the Israeli Participant, shall be borne solely by the Israeli Participant. The Company, any applicable Affiliated Company, and the Trustee, may each withhold (including at source), deduct and/or set-off, from any payment made to the Participant, the amount of the taxes and/or other mandatory payments the of which is required with respect to the Awards and/or Common Stock Furthermore, each Israeli Participant shall indemnify the Company, any applicable Affiliated Company and the Trustee, or any one thereof, and to hold them harmless from any and all liability for any such tax and/or other mandatory payments or interest or penalty thereupon, including without limitation liabilities relating to the necessity to withhold, or to have withheld, any such tax and/or other mandatory payments from any payment made to the Israeli Participant.

Without derogating from the aforesaid, each Israeli Participant shall provide the Company and/or any applicable Affiliated Company with any executed documents, certificates and/or forms that may be required from time to time by the Company or such Affiliated Company in order to determine and/or establish the tax liability of such Israeli Participant.

Without derogating from the foregoing, it is hereby clarified that the Israeli Participant shall bear and be liable for all tax and other consequences in the event that his/her 102 Trustee Awards and/or the Common Stocks issued pursuant to the exercise thereof are not held for the entire Restricted Period, all as provided in Section 102.

The Company and or when applicable the Trustee shall not be required to release any share certificate to a Participant until all required payments have been fully made.

8. Currency Exchange Rates

Except as otherwise determined by the Board, all monetary values with respect to Awards granted pursuant to this Sub-Plan, including without limitation the Fair Market Value, the exercise price of any Option and the issue price of any Restricted Stock or Restricted Stock Unit, shall be stated in United States Dollars, hi the event that the exercise price/issued price is in fact to be paid in New Israeli Shekels, at the sole discretion of the Board, the conversion rate shall be the last known representative rate of the United States Dollars to the New Israeli Shekels on the date of payment.

9. Subordination to the Ordinance

9.1	It is clarified that the grant of the 102 Trustee Awards hereunder is subject to the approval by the applicable tax authorities of the Plan, this Sub-Plan and the Trustee, in accordance with Section 102.

9.2	Any provisions of the Section 102 or Section 3(i) of the Ordinance and/or any of the rules or regulations promulgated thereunder, which is not expressly specified in the Plan or in the applicable Award Agreement, including without limitation any such provision which is necessary in order to receive and/or to keep any tax benefit, shall be deemed incorporated into this Sub-Plan and binding upon the Company, and applicable Affiliated Company and the Israeli Participant.

9.3	With regards to 102 Trustee Award, the provisions of the Plan and/or this Sub-Plan and/or the Award Agreement shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s permit, and the said provisions and permit shall be deemed an integral part of the Plan and of this Sub-Plan and of the Award Agreement.

9.4	The Awards, the Plan, this Sub-Plan and any applicable Awards Agreements are subject to the applicable provisions of the Ordinance, which shall be deemed an integral part of each, and which shall prevail over any term that is inconsistent therewith.

EXHIBIT A

OPTION AGREEMENT

Made and entered into in             , as of the             day of             200    ,

By and between:

Chiasma, Inc., a Delaware corporation (the “Company”)	of the first part

and

of (the “Israeli Grantee”)	of the second part

WHEREAS	the Company has decided to grant an option in favor of the Israeli Grantee to purchase shares of Common Stock of the Company, having a par value of US $0.01 per share (the “Common Stock”), under and in accordance with the Company’s 2008 Stock Incentive Plan and the Company’s Sub-Plan for Participants in Israel, both attached hereto as Annex A (hereinafter the “Plan”); and

WHEREAS	the Israeli Grantee has agreed to such grant, subject to all the terms and conditions as set forth in the Plan and as provided herein;

Now, therefore, in consideration of the premises and mutual covenants and agreements herein contained, the parties agree as follows:

1.	The Plan. This Option Agreement and the option evidenced hereby, are subject to the provisions of the Plan (as may be amended from time to time), which shall be deemed an integral part hereof. The grant of the option, the exercise thereof and all the other terms in connection therewith shall be in accordance with and pursuant to the terms of the Plan. The Israeli Grantee hereby undertakes to comply with the terms of the Plan. Any interpretation of this Option Agreement will be made in accordance with the Plan, but in the event there is any contradiction between the provisions of this Option Agreement and the Plan, the provisions of this Option Agreement will prevail.

2.	Grant of Option. After the execution by the Israeli Grantee of this Option Agreement and any other documents required by the Company in connection herewith, the Company shall execute this Option Agreement evidencing the grant of an option to purchase up to shares (the “Shares”) of Common Stock (the “Option”) which shall be a:

—	102 Trustee Award - subject to the “[Capital Gain / Ordinary Income] Tax Track” of Section 102 - and shall be granted to the Trustee in favor of the Grantee.
—	102 Non-Trustee Award
—	3(i) Award

and which shall be governed by and subject to the terms and conditions set forth in the Plan, applicable to such tax track of Option.

3.	Vesting and Exercise of Option.

3.1	[Without derogating from and subject to the provisions of the Plan, 25% of the Shares subject to the Option shall be vested on the Start Date, 25% of the Shares subject to the Option shall vest on the first anniversary of the Start Date and 2.083% of the Shares subject to the Option shall vest each month thereafter until the Option is fully vested on the third anniversary of the Start Date.][1]

For the purposes hereof, the “Start Date” shall mean [the Date of Grant].

[1]	Modify vesting as per Board of Directors grant as necessary.

For the purposes hereof, the term “Service” means an Israeli Grantee’s employment or engagement by the Company or its Affiliated Company. Service shall be deemed terminated upon the effective date of the termination of the employment/engagement relationship. An Israeli Grantee’s Service shall not be deemed terminated or interrupted solely as a result of a change in the capacity in which the Israeli Grantees renders Service to the Company or an Affiliated Company (i.e., as an employee, officer, director, consultant, etc.); nor shall it be deemed terminated or interrupted due solely to a change in the identity of the specific entity (out of the Company and its Affiliated Companies) to which the Israeli Grantee renders such Service, provided that there is no actual interruption or termination of the continuous provision by the Israeli Grantee of such Service to any of the Company or its Affiliated Companies. Furthermore, an Israeli Grantee’s Service with the Company or its Affiliated Company shall not be deemed terminated or interrupted as a result of any military leave, sick leave, or other bona fide leave of absence taken by the Israeli Grantee and approved by the Company or Affiliated Company by which the Israeli Grantee is employed or engaged, as applicable; provided, however, that if any such leave exceeds ninety (90) days, then on the ninety-first (91st) day of such leave the Israeli Grantee’s Service shall be deemed to have terminated unless the Israeli Grantee’s right to return to Service with the Company or its Affiliated Company is secured by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or its Affiliated Company, as the case may be, or required by law, time spent in a leave of absence shall not be treated as time spent providing Service for the purposes of calculating accrued vesting rights under the vesting schedule of the Option. Without derogating from the aforesaid, the Service of an Israeli Grantee to an Affiliated Company shall also be deemed terminated in the event that such Affiliated Company for which the Israeli Grantee performs Service ceases to fall within the definition of an “Affiliated Company” under the Plan, effective as of the date said Affiliated Company ceases to be such. In all other cases .in which any doubt may arise regarding the termination of an Israeli Grantee’s Service or the effective date of such termination, or the implications of absence from Service on vesting, the Company, in its sole discretion, shall determine whether the Israeli Grantee’s Service has terminated and the effective date of such termination and the implications, if any, on vesting.

For the purposes hereof “Eligible Participant” shall be an employee or officer of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive options grants under the Plan who .has provided continuous Service at all times since the Date of Grant.

The Option shall be exercisable from the date upon which it becomes vested until the Expiration Date (as specified in Section 3.5 below) of such Option (the “Exercise Period”).

3.2	Except as otherwise provided in this Section 3, the Option may not be exercised unless the Israeli Grantee, at the time he or she exercises the Option, is an Eligible Participant.

3.3	Subject to the applicable terms and conditions of the Plan, and during the Exercise Period, the Options which are vested with the Israeli Grantee in accordance with Section 3.1 above, may be exercised by the Israeli Grantee by providing the Company an exercise notice signed by the Israeli Grantee, all in accordance with the applicable provisions of the Plan. The Grantee may purchase less than the number of shares covered thereby, provided that no partial exercise of the Option may be for any fractional share or for fewer than ten whole shares.

3.4	Subject to the provisions of Section 102, when applicable, until the IPO (as defined in Section 5.4.1), the Board of Directors of the Company (the “Board”) shall be entitled to require, as a condition to the exercise of any Option, that the Israeli Grantee (and the Trustee, if the Trustee will be the holder of the Shares issued upon exercise) sign and deliver to such person as may be designated by the Board (the “Nominee”) an irrevocable proxy with respect to all Shares, in a form to be provided by the Company, appointing the Nominee as the sole person entitled to exercise the voting rights conferred by such Shares. The Nominee shall not exercise the voting rights conferred by the exercised Shares held by him or with respect to which the Nominee has been given an irrevocable proxy as aforesaid, in any way whatsoever, and shall not issue a proxy to any person or entity to vote such shares, unless otherwise instructed by the Board, and in accordance with such instructions.

3.5	Subject to the provisions of the Section 102, when applicable, until the IPO, the Company shall be entitled to require, as a condition to the exercise of any Option, that the Israeli Grantee (and the Trustee, if the Trustee will be the holder of the Shares issued upon exercise) shall become a party and be subject to that certain Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of May 12, 2008 by and among the Company and the Stockholders party thereto, as amended from time to time (the “ROFR Agreement”).

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3.6	The grant of the Option and the issuance of shares of Common Stock upon the exercise of the Option shall be subject to the terms and conditions of the Plan, including, without limitation, compliance with all applicable laws. THE ISRAELI GRANTEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE REQUIRED CONDITIONS ARE SATISFIED. ACCORDINGLY, THE ISRAELI GRANTEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED.

3.7	Expiration Date. Unless expired earlier pursuant to the Plan, the Option shall expire and terminate and become null and void upon the lapse of ten (10) years from the Date of Grant (the “Expiration Date”).

3.8	Termination of Relationship with the Company. If the Israeli Grantee ceases to be an Eligible Participant for any reason, then, except as provided in Sections 3.9 and 3.10 below, the right to exercise the Option shall terminate three months after such cessation (but in no event after the Expiration Date), provided that the Option shall be exercisable only to the extent that the Israeli Grantee was entitled to exercise the Option on the date of such cessation. Notwithstanding the foregoing, if the Israeli Grantee, prior to the Expiration Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Israeli Grantee and the Company or any Affiliated Company, the right to exercise the Option shall terminate immediately upon such violation.

3.9	Exercise Period Upon Death or Disability. If the Israeli Grantee dies or becomes disabled prior to the Expiration Date while he or she is an Eligible Participant and the Company or any Affiliated Company has not terminated such relationship for “Cause” as specified in Section 3.10 below, the Option shall be exercisable, within the period of one year following the date of death or disability of the Israeli Grantee, by the Israeli Grantee (or in the case of death by an authorized transferee), provided that the Option shall be exercisable only to the extent that it was exercisable by the Israeli Grantee on the date of his or her death or disability, and further provided that the Option shall not be exercisable after the Expiration Date.

3.10	Termination for Cause. If the Israeli Grantee’s employment or other relationship with the Company or its Affiliated Company is terminated by the Company or its Affiliated Company for Cause (as defined below), (i) the right to exercise the Option shall terminate immediately upon the effective date of such termination of employment or other relationship and (ii) if such employment or other relationship is terminated prior to the IPO, the Company shall be entitled, at its option, to exercise its Repurchase Option (as defined in Section 5.2). If the Israeli Grantee is given notice by the Company or its Affiliated Company of the termination of his or her employment or other relationship by the Company or its Affiliated Company for Cause, and the effective date of such employment or other termination is subsequent to the date of the delivery of such notice, the right to exercise the Option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Israeli Grantee’s employment or other relationship shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination of employment or other relationship (in which case the right to exercise the Option shall, pursuant to the preceding sentence, terminate immediately upon the effective date of such termination of employment or other relationship).

“Cause” shall mean (a) the conviction of the Israeli Grantee for any felony involving moral turpitude or affecting the Company or any Affiliated Company; (b) the embezzlement of funds of the Company or any Affiliated Company; (c) any breach of the Grantee’s fiduciary duties or duties of care towards the Company or any Affiliated Company (including without limitation any disclosure of confidential information of the Company or any Affiliated Company or any breach of a non-competition undertaking); (d) any conduct in bad faith reasonably determined by the Board to be materially detrimental to the Company or, with respect to any Affiliated Company, reasonably determined by the Board of Directors of such Affiliated Company to be materially detrimental to either the Company or such Affiliated Company; or (e) any other event classified under any applicable agreement between the Grantee and the Company or the Affiliated Company, as applicable, as a “Cause” for termination or by other language of similar substance. The Israeli Grantee shall be considered to have been discharged for “Cause” if the Company or its Affiliated Company determines, within 30 days after the Israeli Grantee’s resignation, that discharge for cause was warranted.

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4.	The Exercise Price. The Exercise Price for each Share to be purchased upon exercise of the Option shall be U.S. .

5.	Company Right of First Refusal and Repurchase Option. No Shares acquired upon exercise of the Option shall be transferred except in accordance with this Section 5.

5.1	Company Right of First Refusal

5.1.1	Notice of Proposed Transfer. If the Israeli Grantee proposes to sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively, “transfer”) any Shares acquired upon exercise of the Option, then the Israeli Grantee shall first give written notice of the proposed transfer (the “Transfer Notice”) to the Company. The Transfer Notice shall name the proposed transferee and state the number of such Shares the Israeli Grantee proposes to transfer (the “Offered Shares”), the price per share and all other material terms and conditions of the transfer.

5.1.2	Company Right to Purchase. For 30 days following its receipt of such Transfer Notice, the Company shall have the option to purchase all or part of the Offered Shares at the price and upon the terms set forth in the Transfer Notice. In the event the Company elects to purchase all or part of the Offered Shares, it shall give written notice of such election to the Israeli Grantee within such 30-day period. Within 10 days after his or her receipt of such notice, the Israeli Grantee shall tender to the Company at its principal offices the certificate or certificates representing the Offered Shares to be purchased by the Company, duly endorsed in blank by the Israeli Grantee or with duly endorsed stock powers attached thereto, all in a form suitable for transfer of the Offered Shares to the Company. Promptly following receipt of such certificate or certificates, the Company shall deliver or mail to the Israeli Grantee a check in payment of the purchase price for such Offered Shares; provided that if the terms of payment set forth in the Transfer Notice were other than cash against delivery, the Company may pay for the Offered Shares on the same terms and conditions as were set forth in the Transfer Notice; and provided further that any delay in making such payment shall not invalidate the Company’s exercise of its option to purchase the Offered Shares.

5.1.3	Shares Not Purchased By Company. If the Company does not elect to acquire all of the Offered Shares, the Israeli Grantee may, within the 30-day period following the expiration of the option granted to the Company under Section 5.1.2 above and subject to any obligations applicable to the Israeli Grantee under the ROFR Agreement or any other shareholder agreement to which Israeli Grantee is a party, transfer the Offered Shares which the Company has not elected to acquire to the proposed transferee, provided that such transfer shall not be on terms and conditions more favorable to the transferee than those contained in the Transfer Notice. Notwithstanding any of the above, all Offered Shares transferred pursuant to this Section 5.1 shall remain subject to (i) the right of first refusal set forth in this Section 5.1 and (ii) the Repurchase Option set forth in Section 5.2 and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Section 5.1 and Section 5.2, if applicable.

5.1.4	Consequences of Non-Delivery. After the time at which the Offered Shares are required to be delivered to the Company for transfer to the Company pursuant to Section 5.1.2 above, the Company shall not pay any dividend to the Israeli Grantee on account of such Offered Shares or permit the Israeli Grantee to exercise any of the privileges or rights of a stockholder with respect to such Offered Shares, but shall, insofar as permitted by law, treat the Company as the owner of such Offered Shares.

5.1.5	Exempt Transactions. The following transactions shall be exempt from the provisions of this Section 5.1:

a)	any transfer of Shares to or for the benefit of any spouse, child or grandchild of the Israeli Grantee, or to a trust for their benefit;

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b)	any transfer pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”); and

c)	the sale of all or substantially all of the outstanding shares of capital stock of the Company (including pursuant to a merger or consolidation);

provided, however, that in the case of a transfer pursuant to clause 5.1.5(a) above, such Shares shall remain subject to the right of first refusal set forth in this Section 5.1 and to the Repurchase Option set forth in Section 5.2 and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Section 5.

5.2	Repurchase Option. If the Israeli Grantee’s employment or other relationship with the Company or its Affiliated Company is terminated by the Company or its Affiliated Company for Cause (as defined in Section 3.10) prior to the IPO, the Company shall be entitled, at its option, to repurchase from the Israeli Grantee (or his transferee or estate, if applicable) any Shares previously exercised hereunder for a purchase price per share equal to the Exercise Price (the “Repurchase Price”) in accordance with the provisions of this Section 5.2 (the “Repurchase Option”). The Company may exercise the Repurchase Option by delivering or mailing to the Israeli Grantee (or his transferee or estate, as applicable), within 90 days after the termination of the employment of the Israeli Grantee with the Company, a written notice of exercise of the Repurchase Option. Such notice shall specify the number of Shares to be purchased. If and to the extent the Repurchase Option is not so exercised by the giving of such a notice within such 90-day period, the Repurchase Option shall automatically expire and terminate effective upon the expiration of such 90-day period. Within 10 days after delivery to the Israeli Grantee (or his transferee or estate, as applicable) of the Company’s notice of the exercise of the Repurchase Option pursuant to subsection (a) above, the Israeli Grantee (or his transferee or estate, as applicable) shall tender to the Company at its principal offices the certificate or certificates representing the Shares which the Company has elected to purchase in accordance with the terms of this Agreement, duly endorsed in blank or with duly endorsed stock powers attached thereto, all in form suitable for the transfer of such Shares to the Company. Promptly following its receipt of such certificate or certificates, the Company shall pay to the Israeli Grantee (or his transferee or estate, as applicable) the aggregate Repurchase Price for such Shares (provided that any delay in making such payment shall not invalidate the Company’s exercise of the Repurchase Option with respect to such Shares). After the time at which any Shares are required to be delivered to the Company for transfer to the Company pursuant to the preceding two sentences, the Company shall not pay any dividend to the Israeli Grantee (or his transferee or estate, as applicable) on account of such Shares or permit the Israeli Grantee (or his transferee or estate, as applicable) to exercise any of the privileges or rights of a stockholder with respect to such Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Shares. The Repurchase Price may be payable, at the option of the Company, in cancellation of all or a portion of any outstanding indebtedness of the Israeli Grantee (or his transferee or estate, as applicable) to the Company or in cash (by check) or both. The Company shall not purchase any fraction of a Share upon exercise of the Repurchase Option.

5.3	Assignment of Company Right. The Company may assign its right of first refusal and its Repurchase Option in any particular transaction under this Section 5 to one or more persons or entities.

5.4	Termination. The provisions of this Section 5 shall terminate upon the earlier of the following events:

5.4.1	the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act (“IPO”); or

5.4.2	the sale of all or substantially all of the outstanding shares of capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise (other than a merger or consolidation in which all or substantially all of the individuals and entities who were beneficial owners of the Company’s voting securities immediately prior to such transaction beneficially own, directly or indirectly, more than 75% (determined on an as-converted basis) of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring Company in such transaction).

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5.5	No Obligation to Recognize Invalid Transfer. The Company shall not be required (1) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Section 5, or (2) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

6.	Agreement in Connection with Initial Public Offering. The Israeli Grantee agrees, in connection with the IPO (or any other public offering of Common Stock under any applicable securities laws) and any applicable stock exchange or stock market rules and regulations, (i) not to (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities of the Company or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Common Stock or other securities of the Company, whether any transaction described in clause (a) or (b) is to be settled by delivery of securities, in cash or otherwise, during the period beginning on the date of the filing of such registration statement with the Securities and Exchange Commission and ending 180 days after the date of the final prospectus relating to the offering (plus up to an additional 34 days to the extent requested by the managing underwriters for such offering in order to address Rule 2711(f) of the National Association of Securities Dealers, Inc. or any similar successor provision), and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering. The Company may impose stop-transfer instructions with respect to the shares of Common Stock or other securities subject to the foregoing restriction until the end of the “lock-up” period.

7.	Taxes and Indemnification

7.1	The receipt of the Option and the exercise thereof may result in tax and/or other mandatory payment consequences. THE ISRAELI GRANTEE IS ADVISED TO CONSULT A TAX ADVISOR WITH RESPECT TO THE TAX AND/OR OTHER MANDATORY PAYMENT CONSEQUENCES OF RECEIVING OR EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

7.2	Any and all tax and/or other mandatory payment consequences arising from the grant or exercise of the Option, the payment for or the transfer of the Shares to the Israeli Grantee, or the sale of the Shares by the Israeli Grantee, or from any other event or act in connection therewith (including without limitation, in the event that the Option does not qualify under the tax classification/tax track in which they were intended), shall be borne solely by the Israeli Grantee. Without derogating from the foregoing, it is hereby clarified that the Israeli Grantee shall bear and be liable for all tax and other consequences in the event that his/her 102 Trustee Award and/or Shares are not held for the entire Restricted Period (as defined in the Plan), all as provided in Section 102.

7.3	The Company, any Affiliated Company and the Trustee may each withhold (including at source), deduct and/or set-off, from any payment made to the Israeli Grantee, the amount of the tax and/or other mandatory payment the withholding of which is required with respect to the Option and/or the Shares under any applicable law, and/or any amount which the Israeli Grantee owes the Company, any Affiliated Company and/or the Trustee, pursuant to the indemnification below, if any. The Company and/or an Affiliated Company shall have the right to require the Israeli Grantee, through payroll withholding, cash payment or otherwise, to make adequate provision for any such tax and/or other mandatory payment withholding obligations of the Company, Affiliated Company or Trustee arising in connection with the Option or the Shares, or any such indemnification debt. The Company, any Affiliated Company and the Trustee, shall also comply with any and all applicable reporting requirements to relevant authorities, and the Israeli Grantee hereby authorizes the Company, any Affiliated Company and/or the Trustee, to make such reporting, including with respect to information regarding said Israeli Grantee. Without derogating from the aforesaid, each Israeli Grantee shall provide the Company and/or any applicable Affiliated Company with any executed documents, certificates and/or forms that may be required from time to time by the Company or such Affiliated Company in order to determine and/or establish the tax liability of such Israeli Grantee.

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7.4	Furthermore, each Israeli Grantee shall indemnify the Company, any applicable Affiliated Company and the Trustee, or any one thereof, and hold them harmless from and against any and all liability in relation with any such tax and/or other mandatory payments or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax and/or other mandatory payments from any payment made to the Israeli Grantee, unless said liability is a result of default by the Company.

7.5	Without derogating from the provisions of the Plan, it is further clarified that the Israeli Grantee shall not be entitled to receive any Shares and all rights attached thereto (including bonus shares) unless and until the Company and/or Affiliated Company has either (a) withheld payment of all taxes required to be paid thereupon, if any; or (b) received confirmation from the applicable tax authorities either that such payment, if any, was remitted to the tax authorities or of another arrangement regarding such payment, which is satisfactory to the Company, and if such arrangement requires the approval of the Trustee, is also satisfactory to the Trustee.

8.	Nontransferability of Option. The Option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Israeli Grantee, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Israeli Grantee, the Option shall be exercisable only by the Israeli Grantee.

9.	Trustee and/or Broker Fees. Without derogating from and in addition to any other payments which the Company, any Affiliated Company and/or the Trustee, if applicable, shall be entitled to deduct and/or withhold, it is explicitly agreed that the Company, any Affiliated Company and/or the Trustee shall be entitled, and are hereby irrevocably authorized, to deduct and/or withhold at source, from any payment to which the Israeli Grantee may be entitled to receive therefrom, any costs and expenses related to the grant, issuance, exercise and/or sale of the Option and/or Shares, which are to be borne by the Israeli Grantee, such as, by way of example, trustee and/or brokerage fees, etc.

10.	Bonus Shares subject to this Agreement. Any and all bonus shares to be issued by the Company, if any, by virtue of any Shares, shall be subject to the provisions of this Option Agreement, mutatis mutandis.

11.	Subordination. The Option, the Plan and this Option Agreement are subject to the applicable provisions of the Ordinance, which shall be deemed an integral part of each, accordingly, and which shall prevail over any term that is inconsistent therewith. Any provisions of the Section 102, and/or any of the rules or regulations promulgated thereunder, if applicable, which is not expressly specified in the Plan or herein, including without limitation any such provision which is necessary in order to receive and/or to keep any tax benefit, shall be deemed incorporated herein and binding upon the Company and the Israeli Grantee, as applicable.

12.	Legends. The certificate representing Shares shall bear a legend substantially in the following form (in addition to, or in combination with, any legend required by applicable federal and state securities laws and agreements relating to the transfer of the Company securities):

“The shares represented by this certificate are subject to a right of first refusal and a repurchase option in favor of the Company, as provided in a certain stock option agreement with the Company”.

13.	Miscellaneous; Preamble and Interpretation

13.1	The preamble to this Option Agreement and the Annexes attached hereto form integral parts hereof.

13.2	The captions of clauses in this Option Agreement are intended solely for convenience and will have no meaning in the interpretation of this Option Agreement.

13.3	All the capitalized terms not defined herein shall have the meaning given to them in the Plan, unless the context clearly indicates to the contrary.

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13.4	The invalidity or unenforceability of any provision herein shall not affect the validity or enforceability of the balance hereof.

13.5	The Plan and this Option Agreement represents the entire undertaking by the Company regarding the subject matter and supersedes all prior undertakings with respect thereto.

13.6	No provision hereof may be waived or discharged except by a written document signed by a duly authorized representative of the Company.

13.7	The failure of the Company at any time or times to require performance of any provision hereof shall in no manner affect the right of the Company at a later time to enforce the same. No waiver by the Company of the breach of any of the terms or covenants contained in this Option Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any breach, or a waiver of the breach of any of the terms or covenants contained in this Option Agreement.

13.8	All notices given by one Party to the other hereunder will be given in writing, and will be deemed to have been delivered to the addressee immediately on its delivery if delivered by hand or upon transmission if sent by facsimile and confirmed by written reply by facsimile immediately thereafter, or within three (3) business days after being sent by registered mail, as per the addresses indicated hereinabove, or such other address or facsimile number as a Party may thereafter give by written notice to the other Party to this Option Agreement.

[Signature Page Follows]

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In Witness Whereof, the parties hereto have caused this Option Agreement to be duly executed on the day and year first written above.

Company

I, the undersigned, hereby acknowledge receipt of a copy of the Plan and am familiar with the terms and provisions thereof and accept the Option subject to all of the terms and provisions thereof. I have reviewed the Plan and this Option Agreement in their entirety, have had an opportunity to obtain the advice of counsel prior to executing this Option Agreement, and fully understand all provisions of this Option Agreement. I agree to notify the Company upon any change in the residence address indicated above. I hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Board upon any question arising under the Plan or this Option Agreement.

In case of 102 Trustee Award:

I hereby further acknowledge that I am aware that I am being granted an 102 Trustee Award, of the “Capital Gain Tax Track”, and that I am familiar with the provisions of Section 102 and the regulations and rules promulgated thereunder, applicable to such Option in such tax track, including without limitations, the tax implications applicable to such grant, and agree to be bound by said provisions. I accept the provisions of the Trust Note signed between the Company and the Trustee, attached as Annex B hereto, and agree to be bound by its terms, and I undertake not to release, by sale or transfer, the 102 Trustee Award, Shares issued pursuant to the exercise thereto, and all rights attached thereto (including bonus shares) prior to the lapse of the Restricted Period.

If any such sale or release occurs during the Restricted Period, the sanctions under Section 102 of the Ordinance and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by me.

In case of 102 Non-Trustee Award:

I hereby further undertake that if I cease to be employed by the Company or any Affiliated Company, 1 shall provide the Company upon such termination, a surety or guarantee to the satisfaction of the Company, to secure payment of all taxes which may become due upon the future transfer of my Shares to be issued upon the exercise of my outstanding 102 Non-Trustee Award.

Israeli Grantee

9

CHIASMA, INC.

ISRAEL SUB-PLAN

NOTICE OF STOCK OPTION EXERCISE

Date:

Chiasma, Inc.

P.O. Box 395

Georgetown, MA 01833

Attention: CFO

Dear Sir or Madam:

I am the holder of that certain Stock Option (the “Stock Option”) granted to me under the Chiasma, Inc. (the “Company”) 2008 Stock Incentive Plan, evidenced by an Option Agreement made and entered into on             1 (the “Option Agreement”) for the purchase of             2 shares of Common Stock of the Company at a purchase price of $            3 per share.

I hereby exercise my option to purchase             4 shares of Common Stock (the “Shares”), for which I have enclosed             5 in the amount of             .6

[I am aware, agree and acknowledge that the Common Stock issued pursuant to this exercise notice are subject to the provisions of Section 102 (as such term is defined in the Company’s Sub-Plan for Participants in Israeli) (the “Plan”), and the “Capital Gains Tax Track”, and will be issued in the name of ESOP Management & Trust Services Ltd., as the Trustee under the Plan.]7

I am further aware and confirm that the provisions of the Plan and my Option Agreement shall continue to apply, as applicable to the Common Stock issued pursuant to the exercise of the Option.

[1]	Enter the date of grant.
[2]	Enter the total number of shares of Common Stock for which the option was granted.
[3]	Enter the option exercise price per share of Common Stock.
[4]	Enter the number of shares of Common Stock to be purchased upon exercise of all or part of the option.
[5]	Enter “cash”, “personal check” or if permitted by the option or Plan, “stock certificates No. XXXX and XXXX”.
[6]	Enter the dollar amount (price per share of Common Stock times the number of shares of Common Stock to be purchased), or the number of shares tendered. Fair market value of shares tendered, together with cash or check, must cover the purchase price of the shares issued upon exercise.
[7]	Applicable only to 102 Trustee Awards.

Representations, Warranties and Covenants.

I represent, warrant and covenant as follows:

1. I am purchasing the Shares for my own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933 (the “Securities Act”), or any rule or regulation under the Securities Act.

2. I have had such opportunity as I have deemed adequate to obtain from representatives of the Company such information as is necessary to permit me to evaluate the merits and risks of my investment in the Company.

3. I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

4. I can afford a complete loss of the value of the Shares and am able to bear the economic risk of holding such Shares for an indefinite period.

5. I understand that (i) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act, (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act.

Irrevocable Proxy

The undersigned hereby irrevocably appoints the Chief Executive Officer of the Company or such other designee as determined in the sole discretion of the Board of Directors of the Company (the “Nominee”), as the sole and exclusive attorney and proxy of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned’s rights with respect to the Shares, until the closing of an IPO (as such term is defined in the Option Agreement). Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares are hereby revoked and no subsequent proxies will be given.

This proxy is coupled with an interest and irrevocable and it will also bind my heirs and successors by operation of law, and is granted in consideration of the Company’s grant of the Stock Option and the issuance of the Shares pursuant to the Option Agreement. The Nominee will be empowered at any time prior to the Expiration Date to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of the stockholders of the Company, and in every written consent in lieu of such a meeting, or otherwise; provided, however, that the Nominee identified above shall not exercise the voting rights conferred by the Shares held by him or with respect to which he has been given an the aforesaid irrevocable proxy, in any way whatsoever, and shall not issue a proxy to any person or entity to vote such shares, unless otherwise instructed by the Board of Directors of the Company, and in accordance with such instructions.

I acknowledge and agree that if prior to the closing of the Company’s IPO, the right to vote any shares of Common Stock exercised pursuant to the exercise of the Option is held by the Trustee, then the Trustee shall be eligible to provide the right to vote any such shares to the Nominee.

Repurchase Option; Right of First Refusal

The undersigned acknowledges and agrees that, in accordance with Section 5 of the Option Agreement, the Shares are subject to the Company’s Repurchase Option in the event that the undersigned’s employment with the Company (or an Affiliated Company (as defined in the Option Agreement)) is terminated with Cause (as defined in the Option Agreement). The undersigned further acknowledges and agrees that, in accordance with Section 5 of the Option, the Shares are subject to the Company’s right of first refusal in the event the undersigned proposes to transfer the Shares.

Very truly yours,

(Signature)

Exercise Application

To: ESOP Management and Trust Services Ltd.

I am the owner of an Option to purchase             Shares of Chiasma Inc. (the “Parent Company”), (respectively: the “Option” and the “Shares”).

On             I have paid the full exercise price totaling US $            to the Parent Company.

I hereby instruct you to exercise the Option to purchase             Shares of the Parent Company, at an exercise price of US $            per Share, which were granted to me pursuant to the Plan.

The Option is held by ESOP Management and Trust Service LTD., in accordance with the provisions of Section 102 of the Israeli Tax Ordinance, the Agreement and the “Chiasma Inc. The Company’s Sub-Plan for Participants in Israel,” under which the Option was allotted (“the Plan”).

Optionee’s Name	Signature	Date	Optionee’s I.D.

Company’s Acknowledgement

We hereby confirm to you as follows:

The above-named Option Holder,             , is entitled to exercise             Shares under the Option, as specified above, in accordance with the terms of the Plan.

The exercise price due by the Option Holder was paid to us directly by the Option Holder.

With respect to options under Section 102 - Please find the Share Certificate which represents the shares resulting from the exercise described above.

Company: Signature	Print Name and Title	Date